Q2 FISCAL 2020 Letter to Shareholders July 28, 2020

Q2 Fiscal 2020 Highlights

- Posted preliminary results of $187.9 million of revenue, a gross margin of 14.0% on a GAAP basis and a net loss of $42.5 million. Excluding stock-based compensation, we achieved 16.5% gross margin on a non-GAAP basis and an adjusted EBITDA of $2.1 million.
- Achieved 306 acceptances, a 19.5% sequential increase over Q1 FY20.
- Announced a joint development agreement with Samsung Heavy Industries to design and develop clean, fuel cell powered ships that will reduce carbon emissions and help improve air quality
- Announced our initial strategy for entry into the hydrogen market through the introduction of hydrogen-powered fuel cells and electrolyzers that produce renewable hydrogen. The hydrogen-powered fuel cell product will be first introduced to the South Korean market in 2021 through an expanded partnership with SK Group
- Announced the appointment of Carl Guardino to the newly created role of executive vice president, government affairs and policy. Carl joins Bloom after 23 years as President and CEO of the Silicon Valley Leadership Group (SVLG).
- Announced the appointment of Sharelynn Moore as executive vice president and chief marketing officer. Sharelynn joins Bloom after 18 years at Itron. She replaces Matt Ross, who is departing to focus on health matters.

"Our business grew in Q2 2020 with acceptances increasing 19.5% sequentially from Q1 2020. Now, more than ever, it is apparent how vulnerable the entire economy is to disruptions that impact the production and distribution of goods and services. Our business has proven to be resilient and our products offer resilience. We remain focused on delivering reliable, localized power solutions to the world. We will continue the push to

Q2 Fiscal 2020 Preliminary Key Results

GAAP Revenue ($M)

$187.9M


$632.6
$785.2
$200.3
$156.7
$187.9
FY'18
FY'19
Q2'19
Q1'20
Q2'20

Total Acceptances (100 kW units)

306 systems


809
1,194
271
256
306
FY'18
FY'19
Q2'19
Q1'20
Q2'20

GAAP Gross Margin

14.0%


16.7%
12.4%
14.2%
12.7%
14.0%
FY'18
FY'19
Q2'19
Q1'20
Q2'20

Non-GAAP Gross Margin (excluding SBC)

16.5%


21.4%
18.2%
19.4%
16.2%
16.5%
FY'18
FY'19
Q2'19
Q1'20
Q2'20

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innovate and execute while reimagining future operating models that will sustainably power communities.” KR Sridhar, Founder, Chairman and CEO, Bloom Energy Dear Shareholders, Bloom Energy has continued to execute on our mission to make clean, reliable and affordable energy for everyone in the world. Despite the ongoing COVID-19 global pandemic, our core business remains solid. We were able to quickly adapt to the rapidly changing environment. We have seen increased interest in certain sectors, such as hospitals, food services, and manufacturing – essential businesses – and are benefitting from the flexibility and optionality we maintained, enabling us to quickly ramp up production. Bloom Energy and Samsung Heavy Today, as we begin to emerge from the crisis in certain Industries signed a joint development areas, communities around the world are realizing now, agreement to develop fuel cell powered more than ever, how vulnerable we all are to disruptions ships. Photo credit: Samsung Heavy Industries that impact the production and distribution of goods and services. That is why we are focused on delivering reliable, localized power and will continue the push to reimagine future operating models that will sustainably power communities. More broadly, as the energy sector continues to transform, we continue to take advantage of opportunities to advance new technology and business models that will enhance the health and livelihoods of people around the world. During the quarter, we announced a joint development agreement with Samsung Heavy Industries to design and develop clean, fuel cell powered ships designed to reduce carbon emissions and help improve air quality. We are excited to enter this new market by supporting the development of eco-friendly, fuel cell powered vessels that align with the International Maritime Organization’s (IMO) 2030 and 2050 environmental targets which we believe will lead the future of power How a solid oxide electrolyzer cells work generation in the global maritime industry. 3

We also recently announced that we are taking further steps to make accessible hydrogen power a reality by entering the commercial hydrogen market with highly efficient, reliable and cost-effective 100% hydrogen- powered fuel cells and electrolyzers that produce renewable hydrogen using terrestrial renewable power. Through an expansion of our longtime partnership with SK Engineering and Construction (SK E&C), an affiliate of SK Group, these products will first be introduced to the South Korean market in 2021. In the quarter, we also continued to expand our outstanding leadership team with the appointment of Carl Guardino as our new EVP of Government Affairs and Policy. Carl has spent his career in public policy, and joins after serving 23 years as president and CEO of the Silicon Carl Guardino, EVP, Government Valley Leadership Group. We are confident that Carl’s Affairs and Policy, Bloom Energy extensive track-record solving complex problems and building consensus across diverse stakeholder groups will bolster our next phase of growth and innovation and are excited to have him join the Bloom Energy family. We also announced the appointment of Sharelynn Moore as executive vice president and chief marketing officer. Sharelynn joins Bloom after 18 years at Itron, where she had responsibility for Itron’s largest business segment, as well as Itron’s industrial IoT and smart city strategy. We look forward to her bringing her two decades of experience to drive our global platform marketing strategy. She replaces Matt Ross, who is retiring to focus on a personal health issue. At Bloom Energy, we know that resilient communities will sit at the intersection of social, economic and environmental security in the future. That is why the work we are doing today is so important. I want to thank the Bloom team for their ongoing efforts and work to address today’s challenges to set us all up for a better tomorrow. Sharelynn Moore, EVP and Chief And, I would like to thank our investors and all of our Marketing Officer, Bloom Energy stakeholders for your continued support of Bloom Energy. 4

Q2 Fiscal 2020 Preliminary Financial Highlights

	Q2'19	Q1'20	Q2'20
Acceptances (100 kW)	271	256	306
Revenue ($M)	$200.3	$156.7	$187.9
GAAP Gross Margin (%)	14.2%	12.7%	14.0%
Gross Margin Excluding SBC (%)	19.4%	16.2%	16.5%
GAAP Net Loss ($M)	($81.9)	($75.9)	($42.5)
Adjusted EBITDA ($M)	$12.0	($9.8)	$2.1
GAAP Net Loss per Share ($)	($0.72)	($0.61)	($0.34)
Adjusted Net Loss per Share ($)	($0.30)	($0.34)	($0.23)

Total Acceptances

We achieved 306 acceptances in Q2 FY20, or 30.6 megawatts (MW), from new and existing customers, a 12.9% increase year-over-year. Furthermore, acceptances increased 19.5% compared to Q1 FY20.

Recall that an acceptance typically occurs when the system is turned on and producing full power. For orders where one of our international partners performs the installation, our acceptance criteria is different. Those acceptances are generally achieved when the systems are shipped or delivered to our partner. Upon acceptance, the customer order is moved from product backlog and is recognized as revenue. The 306 acceptances in Q2 FY20 represented 10 different end customers, across four industries and two countries.

Revenue

We achieved $187.9 million of revenue in Q2 FY20. Compared to our $200.3 million in Q2 FY19, this was a decrease of 6.2% year-over-year. The revenue decrease in Q2 FY20 when compared to Q2 FY19 is primarily due to a higher average selling price (ASP) mix in Q2 FY19, driven primarily by the PPA II upgrade that occurred in Q2 FY19.

Sequentially, revenue increased by $31.2 million in Q2 FY20 from $156.7 million in Q1 FY20, an increase of 19.9% mainly attributable to the increase in acceptances.

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Gross Profit and Gross Margin

Gross profit on a GAAP basis decreased by $2.2 million, or 7.7%, to $26.2 million in Q2 FY20, yielding a gross margin of 14.0% from a gross profit of $28.4 million and gross margin of 14.2% in Q2 FY19. Both gross profit and gross margin declined due to the overall mix of site acceptances, offset by a $32.7 million decrease in stock-based compensation.



Two AlwaysON Microgrids were powered-on for SoCalGas facilities in the Los Angeles-area, followed by a ribbon cutting. Pictured, left to right: Kris Kim, Bloom Energy; California State Senator Bob Archuleta; Maryam Brown, SoCalGas. Photo credit: SoCalGas/Lance DeLaura

Excluding stock-based compensation, non-GAAP gross profit decreased by $7.9 million, or 20.3% to $31.0 million in Q2 FY20, yielding a gross margin of 16.5%, from gross profit of $38.9 million and gross margin of 19.4% in Q2 FY19. Non-GAAP gross profit and margin decreased due to site acceptance mix in Q2 FY20. Similar to revenue, the higher ASP mix driven primarily by the PPA II upgrade in Q2 FY19 resulted in a reduction of gross profit and gross margin when comparing Q2 FY20 to Q2 FY19.

On a sequential basis, gross profit increased $6.3 million relative to Q1 FY20's gross profit of $19.9 million, primarily driven by higher acceptances in Q2 FY20. Gross margin increased by 1.3% on a sequential basis due to continued cost reduction efforts and favorable mix of site acceptances.

Excluding stock-based compensation, non-GAAP gross profit increased $5.6 million sequentially, relative to Q1 FY20's non-GAAP gross profit of $25.4 million. This was driven primarily by higher acceptances in Q2 FY20. Excluding stock-based compensation, non-GAAP gross margin increased by 0.3% sequentially, relative to Q1 FY20's non-GAAP gross margin of 16.2% due to continued cost reduction efforts and favorable mix of site acceptances.

Operating Expenses

Operating expenses for Q2 FY20 on a GAAP basis were $55.7 million, which was down $35.9 million, or 39.2% year-over-year primarily driven by $26.9 million reduction

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in stock-based compensation and one-time expenses in Q2 FY19 associated with the PPA II transaction. Excluding stock-based compensation, operating expenses for Q2 FY20 on a non-GAAP basis were $41.9 million, which decreased $6.9 million, or 14.1% sequentially from Q1 FY20 and decreased $8.9 million year-over-year, or 17.5%. The sequential decrease includes $5 million of one- time expenses associated with debt restructuring, restatement related expenses, and other one-time legal expenses incurred in Q1 FY20. The year-over-year decline from Q2 FY19 to Q2 FY20 is primarily due to one-time expenses in Q2 FY19 associated with the PPA II transaction. As a percent of total revenue, our operating expenses, again excluding stock-based compensation, decreased 3.1% to 22.3% in Q2 FY20 compared to 25.4% of revenue in Q2 FY19. This decrease was primarily driven by the one- time operating expenses incurred in Q2 FY19 related to Ribbon cutting for newly installed Energy our PPA II upgrade transaction. Compared to Q1 FY20, Servers at Hospital for Special Care in operating expenses as a percent of revenue, excluding New Britain, CT. stock-based compensation in Q2 FY20 were down 8.9% Photo credit: Hospital for Special Care from 31.2% to 22.3%. This decrease was driven by $5 million of one-time expenses associated with debt restructuring, restatement related expense, and other one-time legal expenses incurred in Q1 FY20. Net Loss and Adjusted EBITDA Net loss for Q2 FY20 on a GAAP basis was $42.5 million, which includes $18.6 million of stock-based compensation. Excluding stock-based compensation, net loss was $23.9 million on a non-GAAP basis for Q2 FY20. Adjusted EBITDA for Q2 FY20 was $2.1 million, an $11.9 million improvement when compared to Q1 FY20 adjusted EBITDA of ($9.8) million, and a $9.9 million decline when compared to Q2 FY19 adjusted EBITDA of $12.0 million. Similar to revenue and gross profit, the higher ASP mix in 7

Q2 FY19 was the primary driver of a decline in adjusted EBITDA when comparing Q2 FY20 to Q2 FY19. Loss Per Share Loss per share for Q2 FY20 on a GAAP basis was $0.34 and our adjusted loss per share on a non-GAAP basis was $0.23 per share. Change in Net Cash Our cash position, including restricted cash, decreased by AlwaysON Microgrid at the newly opened $29.8 million to $324.1 million from Q1 FY20 to Q2 FY20, Yokohama City Hall in Yokohama, Japan. primarily driven by timing of increase in working capital including accounts receivable for acceptances late in the quarter that were collected in Q3 FY20. Outstanding Share Count As of June 30, 2020 our total shares issued and outstanding were 130.2 million, which includes all class A and class B shares. In addition, if all the outstanding convertible notes were to convert to equity, we would issue an incremental 31.2 million shares. We also have 4.8 million shares outstanding for employee awards and options as of June 30, 2020 that are in the money. COVID-19 We have been and will continue monitoring and adjusting as appropriate our operations in response to the COVID- 19 pandemic. As a technology company that supplies resilient, reliable and clean energy, we have been able to conduct the majority of operations as an “essential business” in California and Delaware, where we manufacture and perform many of our R&D activities, as well as in other states and countries where we are installing or maintaining our Energy Servers, 8 notwithstanding government “shelter in place” orders. For the safety of our employees and others, many of our employees are still working from home unless they are directly supporting essential manufacturing production operations, installation work, service and maintenance activities and R&D. We have established protocols to minimize the risk of COVID-19 transmission within our facilities, including enhanced cleaning, and temperature screenings upon entry. We follow all CDC guidelines when notified of possible exposures. Estimates Due to the uncertainties resulting from the global economic impact of the COVID-19 pandemic, Bloom Energy will not be providing guidance for the third quarter of 2020. However, we did want to provide some direction for our stock-based compensation for the rest of the year, given that the restricted stock units (RSUs) that we granted at the IPO will be fully vested in July of 2020, and our stock-based compensation will converge to a normalized level in line with our peers in Q4 FY20. XXX PLACEHOLDER FOR CUSTOMER 2H FY19 stock based compensation: PICTURE Q3 FY19: $41.0M Q4 FY19: $36.1M 2H FY20 stock based compensation estimates: Q3 FY20: $15M - $19M Q4 FY20: $13M – $17M Summary As we enter into the second half of the year, we are doing Bloom Energy’s Power Outage Map so with a significant level of momentum in our business. Shows Increase in Blackouts in The ongoing COVID-19 crisis continues to demonstrate California the need for clean, reliable and resilient energy and Bloom 9 is well positioned to capitalize on this demand going forward. Thank you for your continued support of Bloom Energy. Sincerely, KR Sridhar, Founder, Chairman and Chief Executive Officer Greg Cameron, Chief Financial Officer 10

Bloom Energy

Preliminary Summary GAAP Profit and Loss Statements

($000)	Q2'19	Q1'20	Q2'20
Revenue	200,326	156,699	187,856
Cost of Revenue	171,976	136,768	161,607
Gross Profit	**28,350**	**19,931**	**26,249**
Gross Margin	***14.2%***	***12.7%***	***14.0%***
Operating Expenses	91,628	66,326	55,749
Operating Loss	**(63,278)**	**(46,395)**	**(29,500)**
Operating Margin	***-31.6%***	***-29.6%***	***-15.7%***
Non-operating Expenses[1]	18,633	29,554	13,012
Net Loss Attributable to Common Stockholders	**(81,911)**	**(75,949)**	**(42,512)**

1. Non-operating Expenses, tax provision and non-controlling interest

Bloom Energy

Preliminary Summary Non-GAAP Profit and Loss Statements

Excluding Stock Based Compensation ($000)	Q2'19	Q1'20	Q2'20
Revenue	200,326	156,699	187,856
Cost of Revenue	161,438	131,261	156,871
Gross Profit (Loss)	**38,888**	**25,438**	**30,985**
Gross Margin	***19.4%***	***16.2%***	***16.5%***
Operating Expenses	50,802	48,814	41,854
Operating Loss	**(11,914)**	**(23,376)**	**(10,869)**
Operating Margin	***-5.9%***	***-14.9%***	***-5.8%***
Non-operating Expenses	18,633	29,554	13,012
Net Loss Attributable to Common Stockholders	(30,547)	(52,930)	(23,881)
Adjusted EBITDA	**11,951**	**(9,782)**	**2,084**

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Stock-Based Compensation Bridge ($000)	Q2'19	Q1'20	Q2'20
Gross Profit	28,350	19,931	26,249
Stock-based compensation-Cost of Revenue	10,538	5,507	4,736
Gross Profit – excluding SBC	**38,888**	**25,438**	**30,985**
Operating Expenses	91,628	66,326	55,749
Stock-based compensation-Operating Expenses	40,826	17,512	13,895
Operating Expenses - excluding SBC	**50,802**	**48,814**	**41,854**

Q2'20 Results $'000	Upfront	Ongoing			Total
	Product + Install	Service	Electricity	Total Ongoing	Q2'20
Acceptances (100kW)	306				306
Revenue	146,035	26,209	15,612	41,821	187,856
Cost of Revenue – excluding SBC	117,198	28,132	11,541	39,673	156,871
Gross Profit (Loss) – excluding SBC	**28,837**	**(1,923)**	**4,071**	**2,148**	**30,985**
Operating Expenses – excluding SBC					41,854
Operating Loss – excluding SBC					**(10,869)**

Product & Install Unit Economics ($/kW)	Q2'19	Q1'20	Q2'20
ASP	6,163	4,619	4,772
TISC[1]	4,768	3,554	3,830
Profit (Loss)	**1,395**	**1,065**	**942**

1. Total installed system cost is a cost metric to approximate the product and install cost of goods sold on a per kilowatt basis

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Bloom Energy Servers have been deployed at approximately 600 locations across diverse industries in four countries. 13

Bloom Energy Condensed Consolidated Balance Sheets (preliminary & unaudited) (in thousands) June 30, 2020 December 31, 2019 Assets Current assets: Cash and cash equivalents $ 144,072 $ 202,823 Restricted cash 40,393 30,804 Accounts receivable 49,614 37,828 Inventories 112,479 109,606 Deferred cost of revenue 68,233 58,470 Customer financing receivable 5,254 5,108 Prepaid expenses and other current assets 20,747 28,068 Total current assets 440,792 472,707 Property, plant and equipment, net 601,566 607,059 Customer financing receivable, non-current 48,111 50,747 Restricted cash, non-current 139,664 143,761 Deferred cost of revenue, non-current 6,421 6,665 Other long-term assets 40,989 41,652 Total assets $ 1,277,543 $ 1,322,591 Liabilities, Redeemable Noncontrolling Interest, Stockholders’ Deficit and Noncontrolling Interest Current liabilities: Accounts payable $ 64,896 $ 55,579 Accrued warranty 10,175 10,333 Accrued expenses and other current liabilities 88,052 70,284 Deferred revenue and customer deposits 102,944 89,192 Financing obligations 11,603 10,993 Current portion of recourse debt 14,697 304,627 Current portion of non-recourse debt 11,367 8,273 Current portion of recourse debt from related parties — 20,801 Current portion of non-recourse debt from related parties — 3,882 Total current liabilities 303,734 573,964 Derivative liabilities 22,281 17,551 Deferred revenue and customer deposits, net of current portion 114,684 125,529 Financing obligations, non-current 440,444 446,165 Long-term portion of recourse debt 347,664 75,962 Long-term portion of non-recourse debt 218,316 192,180 Long-term portion of recourse debt from related parties 53,675 — Long-term portion of non-recourse debt from related parties — 31,087 Other long-term liabilities 27,277 28,013 Total liabilities 1,528,075 1,490,451 Commitments and contingencies Redeemable noncontrolling interest 118 443 Total stockholders’ deficit (316,952) (259,594) Noncontrolling interest 66,302 91,291 Total liabilities, redeemable noncontrolling interest, stockholders' deficit and noncontrolling interest $ 1,277,543 $ 1,322,591 14

Bloom Energy Condensed Consolidated Statements of Operations (preliminary & unaudited) (in thousands, except per share data) Three Months Ended June 30, 2020 2019 As Restated Revenue: Product $ 116,197 $ 144,081 Installation 29,838 13,076 Service 26,209 23,026 Electricity 15,612 20,143 Total revenue 187,856 200,326 Cost of revenue: Product 83,127 113,228 Installation 38,287 17,685 Service 28,652 18,763 Electricity 11,541 22,300 Total cost of revenue 161,607 171,976 Gross profit 26,249 28,350 Operating expenses: Research and development 19,377 29,772 Sales and marketing 11,427 18,194 General and administrative 24,945 43,662 Total operating expenses 55,749 91,628 Loss from operations (29,500) (63,278) Interest income 332 1,700 Interest expense (14,374) (22,722) Interest expense to related parties (794) (1,606) Other income (expense), net (3,913) (222) Gain (loss) on revaluation of embedded derivatives 412 (540) Loss before income taxes (47,837) (86,668) Income tax provision 141 258 Net loss (47,978) (86,926) Less: net loss attributable to noncontrolling interests and redeemable noncontrolling interests (5,466) (5,015) Net loss attributable to Class A and Class B common stockholders $ (42,512) $ (81,911) Net loss per share available to Class A and Class B common stockholders, basic and diluted (0.34) $ (0.72) $ Weighted average shares used to compute net loss per share attributable to Class A and Class B common 125,928 113,622 stockholders, basic and diluted 15

Bloom Energy Statement of Cash Flows (preliminary & unaudited) (in thousands) Six Months Ended June 30, 2020 2019 As Restated Cash flows from operating activities: Net loss $ (129,620) $ (195,678) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization 25,852 37,034 Write-off of property, plant and equipment, net — 2,704 Impairment of asset, net 4,236 — Write-off of PPA II and PPA IIIb decommissioned assets — 25,613 Debt make-whole expense — 5,934 Revaluation of derivative contracts (72) 1,636 Stock-based compensation 41,650 119,186 Loss on long-term REC purchase contract 2 60 Loss on extinguishment of debt 14,098 — Amortization of debt issuance and premium cost, net (470) 11,255 Changes in operating assets and liabilities: Accounts receivable (11,787) 49,741 Inventories (3,532) 22,197 Deferred cost of revenue (9,995) (38,793) Customer financing receivable and other 2,490 2,713 Prepaid expenses and other current assets 7,314 10,227 Other long-term assets (3,574) (272) Accounts payable 8,831 (5,461) Accrued warranty (159) (6,696) Accrued expenses and other current liabilities 13,999 5,581 Deferred revenue and customer deposits 2,907 51,913 Other long-term liabilities (2,405) 4,722 Net cash provided by (used in) operating activities (40,235) 103,616 Cash flows from investing activities: Purchase of property, plant and equipment (19,560) (23,619) Payments for acquisition of intangible assets — (970) Proceeds from maturity of marketable securities — 104,500 Net cash provided by (used in) investing activities (19,560) 79,911 Cash flows from financing activities: Proceeds from issuance of debt 70,000 — Proceeds from issuance of debt to related parties 30,000 — Repayment of debt (82,248) (83,997) Repayment of debt to related parties (2,105) (1,220) Debt make-whole payment — (5,934) Debt issuance costs (3,371) — Proceeds from financing obligations — 20,333 Repayment of financing obligations (5,111) (4,006) Payments to noncontrolling and redeemable noncontrolling interests — (18,690) Distributions to noncontrolling and redeemable noncontrolling interests (5,815) (7,753) Proceeds from issuance of common stock 5,186 8,321 Net cash provided by (used in) financing activities 6,536 (92,946) Net increase (decrease) in cash, cash equivalents, and restricted cash (53,259) 90,581 Cash, cash equivalents, and restricted cash: Beginning of period 377,388 280,485 End of period $ 324,129 $ 371,066 16

Bloom Energy

Management's Use of Non-GAAP Financial Measures

This letter includes certain non-GAAP financial measures as defined by SEC rules. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We urge you to review the reconciliations of our non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this letter, and not to rely on any single financial measure to evaluate our business.

Reconciliation of GAAP to Non-GAAP Financial Measures (preliminary & unaudited) (In Thousands)

Gross Profit and Gross Margin to Gross Profit Excluding Stock-Based Compensation and Gross Margin Excluding Stock-Based Compensation

Gross margin and gross profit excluding stock-based compensation (SBC) are a supplemental measures of operating performance that do not represent and should not be considered alternatives to gross margin or gross profit, as determined under GAAP. These measures remove the impact of stock-based compensation. We believe that gross margin and gross profit excluding stock-based compensation supplement the GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of gross margin and gross profit excluding stock-based compensation to gross margin and gross profit, the most directly comparable GAAP measures, and the computation of gross margin excluding stock-based compensation are as follows:

	Q2'19	Q1'20	Q2'20
Revenue	**200,326**	**156,699**	**187,856**
Gross Profit	28,350	19,931	26,249
Gross Margin %	**14.2%**	**12.7%**	**14.0%**
Stock-based compensation (Cost of Revenue)	10,538	5,507	4,736
Gross Profit excluding SBC	38,888	25,438	30,985
Gross Margin excluding SBC %	**19.4%**	**16.2%**	**16.5%**

Operating Loss to Operating Income (Loss) Excluding Stock-Based Compensation

Operating income (loss) excluding stock-based compensation is a supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss, as determined under GAAP. This measure removes the impact of stock-based compensation. We believe that operating income (loss) excluding stock-based compensation supplements the GAAP measure and enables us to more effectively evaluate our performance period-over-period. A reconciliation of operating income (loss) excluding stock-based compensation to operating loss, the most directly comparable GAAP measure, and the computation of operating income (loss) excluding stock-based compensation are as follows:

	Q2'19	Q1'20	Q2'20
Operating Income	**(63,278)**	**(46,395)**	**(29,500)**
Stock-based compensation	51,364	23,019	18,631
Operating Income excluding SBC	**(11,914)**	**(23,376)**	**(10,869)**

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Net Loss to Adjusted Net Loss and Computation of Adjusted Net Loss per Share

Adjusted net loss and adjusted net loss per share are supplemental measures of operating performance that do not represent and should not be considered alternatives to net loss and net loss per share, as determined under GAAP. These measures remove the impact of the non-controlling interests associated with our legacy PPA entities, the revaluation of warrants and derivatives, fair market value adjustment for the PPA derivatives, and stock-based compensation, all of which are non-cash charges. We believe that adjusted net loss and adjusted net loss per share supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of adjusted net loss to net loss, the most directly comparable GAAP measure, and the computation of adjusted net loss per share are as follows:

	Q2'19	Q1'20	Q2'20
Net loss to Common Stockholders	**(81,911)**	**(75,949)**	**(42,512)**
Deemed dividend for non-controlling interest	-	-	-
Loss on extinguishment of debt	-	14,098	-
Loss for non-controlling interests[1]	(5,015)	(5,693)	(5,466)
Loss (gain) on warrant & derivatives liabilities[2]	540	(284)	(412)
Loss (gain) on the Fair Value Adjustments for certain PPA derivatives[3]	1,056	560	135
Stock-based compensation	51,364	23,019	18,631
Adjusted Net Loss	**(33,966)**	**(44,248)**	**(29,624)**
Net loss to Common Stockholders per share	**$ (0.72)**	**$ (0.61)**	**$ (0.34)**
Adjusted net loss per share	**$ (0.30)**	**$ (0.34)**	**$ (0.23)**
GAAP weighted average shares outstanding attributable to common, Basic and Diluted (thousands)	113,622	123,763	125,928
Pro forma weighted average shares outstanding attributable to common, Basic and Diluted (thousands)[4]	114,545	128,323	130,646

1. Represents the profits and losses allocated to the non-controlling interests under the hypothetical liquidation at book value (HLBV) method
2. Represents the adjustments to the fair value of the warrants issued or embedded derivatives associated with the convertible notes and other derivatives
3. Represents the adjustments to the fair value of the derivative forward contract for one PPA entity (our first PPA company), a wholly owned subsidiary
4. Includes adjustments to reflect assumed conversion of redeemable convertible preferred stock and convertible promissory notes

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Net Loss to Adjusted EBITDA Adjusted EBITDA is a non-GAAP supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss or cash flow from operations, as determined by GAAP. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense, non-controlling interest, revaluations, stock-based compensation and depreciation and amortization expense. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations. Adjusted EBITDA may not be comparable to similarly titled measures provided by other companies due to potential differences in methods of calculations. A reconciliation of Adjusted EBITDA to net loss is as follows: Q2’19 Q1’20 Q2’20 Net loss to Common Stockholders (81,911) (75,949) (42,512) Deemed dividend for non-controlling interest - - - Loss on extinguishment of debt - 14,098 - Loss for non-controlling interests1 (5,015) (5,693) (5,466) Loss (gain) on warrant & derivatives liabilities2 540 (284) (412) Loss (gain) on the Fair Value Adjustments for certain PPA 1,056 560 135 derivatives3 Stock-based compensation 51,364 23,019 18,631 Depreciation & Amortization 22,809 13,034 12,818 Provision (benefit) for Income Tax 258 124 141 Interest Expense / Other Misc 22,850 21,309 18,749 Adjusted EBITDA 11,951 (9,782) 2,084 1. Represents the profits and losses allocated to the non-controlling interests under the hypothetical liquidation at book value (HLBV) method 2. Represents the adjustments to the fair value of the warrants issued or embedded derivatives associated with the convertible notes and other derivatives 3. Represents the adjustments to the fair value of the derivative forward contract for one PPA entity (our first PPA company) 19

Safe Harbor Statement / Forward-Looking Statements This letter may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the demand for our Energy Servers, both current and future applications; the timing of new applications; the development of the market ecosystem for new application, and ability to preserve cash and manage our working capital needs. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors including, but not limited to, our limited operating history, the emerging nature of the distributed generation market, the significant losses we have incurred in the past, the significant upfront costs of our Energy Servers, the risk of manufacturing defects, the accuracy of our estimates regarding the useful life of our Energy Servers, the availability of rebates, tax credits and other tax benefits, our reliance on tax equity financing arrangements, our reliance upon a limited number of customers, our lengthy sales and installation cycle, construction, utility interconnection and other delays and cost overruns related to the installation of our Energy Servers, business and economic conditions and growth trends in commercial and industrial energy markets, global economic conditions and uncertainties in the geopolitical environment; overall electricity generation market, the impact of the COVID-19 pandemic on the global economy and its potential impact on our supply chain, installation operations, demand for our products, the ability of our customers to continue to be able to secure financing for our products, the restatement of our financial statements as announced in our Current Report on Form 8-K filed with the SEC on February 12, 2020 and other risks and uncertainties. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, performance, or events and circumstances described in the forward- looking statements will be achieved or occur. Moreover, neither we, nor any other person (including any potential underwriter of our securities), assume responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update any forward-looking statements for any reason after the date of this presentation to conform these statements to actual results or to changes in our expectations, except as required by law. These forward-looking statements should also be read in conjunction with the other cautionary statements that are included elsewhere in our public filings, including under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Company’s quarterly report filed May 11, 2020 and subsequent filings with the SEC. The statements in this shareholder letter were made as of July 28, 2020 and reflect management’s views and expectations at that time. We disclaim any obligation to update or revise any forward-looking statements in this letter to reflect subsequent events, actual results or changes in our expectations, except as required by law. 20